Exhibit 99.1

NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: Rick Wheeler

President and CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES REPORTS FOURTH QUARTER AND

FISCAL YEAR 2018 RESULTS

Houston, Texas – November 15, 2018 – Geospace Technologies (NASDAQ: GEOS) today announced that it narrowed its net loss to $19.2 million, or $1.45 per diluted share, on revenue of $75.7 million for its fiscal year ended September 30, 2018. This compares with a net loss of $56.8 million, or $4.32 per diluted share, on revenues of $73.7 million for the prior year.

For the fourth quarter ended September 30, 2018, the company recorded revenue of $20.6 million and a net loss of $0.2 million, or $0.02 per diluted share. For the comparable period last year, the company recorded revenues of $23.7 million and a net loss of $19.2 million, or $1.46 per diluted share.

Walter R. (“Rick”) Wheeler, President and CEO of Geospace Technologies said, “In the fourth quarter of fiscal year 2018, we reported total revenue of $20.6 million, representing a decrease of 13% from last year’s fourth quarter. As a consideration for this reduction in revenue, last year’s fourth quarter included the sale of 15,000 stations of three-component GSX recorders, geophone sensors, and batteries from our land seismic rental fleet. By comparison, we sold only 5,000 three-component stations and related equipment in this year’s fourth quarter.

Wheeler continued, “Despite the sequential reduction in quarterly revenue, the fourth quarter was the third consecutive quarter of positive gross profits, which reached its largest level in four years at $5.3 million. The fourth quarter also included a $2.3 million reversal of bad debt charges we had previously recorded in the third quarter associated with the bankruptcy of a large customer. Since the bankruptcy petition was filed in late June 2018, it was unclear how much, if any, of the customer’s unpaid receivables were in jeopardy when we reported our third quarter results. As the bankruptcy progressed through the courts, large amounts of the debt ended up being paid, leading to this quarter’s reversal of the bad debt charges. We ended fiscal year 2018 with revenue of $75.7 million, representing an increase of 3% and 22%, respectively over revenues reported in fiscal years 2017 and 2016. Although we experienced increases in our operating expenses associated with the acquisition of Quantum Technology Sciences, Inc. (“Quantum”) in late July 2018, reductions in other operating expenses were instrumental in narrowing the company’s net loss in fiscal year 2018 to $19.2 million, or $1.45 per share, which is a notable improvement over the previous three fiscal years.”

“In conjunction with our recent acquisition of Quantum, we have revised our financial reporting segments to provide better clarity to our investors. Our new ‘Oil and Gas Markets’ segment is a name change of the previously titled ‘Seismic’ segment, and our new ‘Adjacent Markets’ segment renames the previously titled ‘Non-seismic’ segment. In addition we have added the ‘Emerging Markets’ segment which captures information related to Quantum’s seismic businesses in the border and perimeter security markets.”

Oil and Gas Markets Segment

The company’s traditional seismic products generated total revenue of $12.9 million in fiscal year 2018, reflecting a reduction of 15% from the previous year. The lower revenue is largely attributable to the reduced demand for these products throughout the year as a result of less seismic exploration for new oil and gas reserves. Demand for these products in both the land and marine environments has declined or remained relatively flat over the last few years as a direct consequence of fewer exploration programs, although we expect strengthened demand for these products to the extent that exploration activity increases.

Wireless seismic products generated $27.3 million in revenue for the full fiscal year, compared to $29.7 million last year. The primary reason for the 8% reduction in revenue was a sale in the previous fiscal year of an OBX topside system and large quantities of wireless channels from Geospace’s rental fleet, which did not reoccur in fiscal year 2018. However, these results were partially offset by higher rental revenue from our marine OBX and GSX rental fleets. As noted in the company’s August 30th news release, Geospace expects two contracts for its OBX products to generate revenues exceeding $20 million, and the company is working with various customers on other opportunities where OBX equipment may be deployed.

Geospace’s reservoir products generated $4.8 million in segment revenue for the fiscal year ended September 30, 2018, compared with $2.7 million the year before. This increase of 82% is the result of stronger sales and rental demand for the company’s borehole seismic products and other services used in the characterization of oil and gas reserves. In prior years, contracts for the manufacture and installation of permanent reservoir monitoring (PRM) systems have been the primary generators of revenue for this segment, however there were no such contracts awarded to Geospace during fiscal year 2018. As announced earlier this week, Geospace acquired the OptoSeis® fiber optic technology and related business from PGS Americas, Inc. Geospace is well known as the leading and most prevalent provider of PRM systems in the world, and the OptoSeis® technology represents a strategic addition and breadth to the company’s PRM product offerings. The OptoSeis® technology not only greatly enhances Geospace’s future opportunities for PRM contracts going forward, but also shows promise in other areas of use for land seismic operations that require large channel count cabled systems, as well as use for border and perimeter security in the company’s Emerging Markets segment.”

Adjacent Markets Segment

In the Adjacent Markets segment, revenue for fiscal year 2018 totaled $29.9 million which represents an increase of 15% over last year. Moreover, fiscal year 2018 stands out as the fourth consecutive year of increases for this business segment culminating in a new record for its reported revenue. The drivers of these steady increases are the continued market acceptance and growing demand for Geospace’s smart water meter related products and broader utilization of its factory through contract manufacturing services. The company anticipates that organic growth in this segment will continue as industry demand for its existing and new products expands.

Emerging Markets Segment

Geospace’s new Emerging Markets segment, which currently represents the business activities of Quantum, generated $0.3 million of revenue in the fourth quarter, its first and only reported period of the fiscal year. Integration and advancement of the technologies associated with the acquisition of Quantum are well underway. Management believes that the engineering and technical expertise of the combined companies will result in more rugged and reliable innovations uniquely suited for the border and perimeter security markets.

Balance Sheet and Liquidity

The company’s balance sheet remains strong with zero debt, and as of September 30, 2018, its cash, cash equivalents and short term investments totaled $37.4 million. Coupled with an untapped line of credit with $21.5 million of borrowing availability, the company entered the new fiscal year with total liquidity of $58.9 million. This footing provides the financial strength to take advantage of opportunities the company sees developing for its ocean bottom nodes and rejuvenated interests in potential PRM projects. In concert with the expansion of technologies through the acquisitions of Quantum and OptoSeis®, management believes the company is well poised for future growth and revenue in all of its business segments.

Wheeler concluded, “While seismic exploration continued to represent a small portion of many E&P budgets in fiscal year 2018, we believe fiscal year 2019 holds greater promise. Several of our customers are beginning to see increased demand for exploration services both in the U.S. and abroad. In addition, interest and demand for ocean bottom node surveys are the highest they have ever been. These surveys minimize both exploration and development risks for offshore oil and gas reserves through the improved imaging they provide. Our state-of-the-art OBX products place us in an optimum position to provide the technology needed by this growing aspect of the industry. We will continue to focus our financial and engineering resources on this important industry sector during fiscal year 2019.”

Conference Call Information

Geospace Technologies will host a conference call to review its fiscal year 2018 full year financial results on November 16, 2018 at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call at (866) 831-8713 (US) or (203) 518-9713 (International). Please reference the conference ID: GEOSQ418 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor tab of our website at www.geospace.com.

About Geospace Technologies

Geospace principally designs and manufactures seismic instruments and equipment. We primarily market our seismic products to the oil and gas industry to locate, characterize and monitor hydrocarbon producing reservoirs. We also market our seismic products to other industries for vibration monitoring, border and perimeter security and various geotechnical applications. We design and manufacture other products of a non-seismic nature, including water meter products, imaging equipment and offshore cables.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward-looking statements include, among others, statements that we make regarding our expected operating results, the results and success of our transactions with Quantum and the OptoSeis® technology, the adoption and sale of our products in various geographic regions, anticipated levels of capital expenditures and the sources of funding therefore, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our current judgment about future events and trends based on the information currently available to us. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum or OptoSeis® technology transaction to yield positive operating results, decreases in commodity price levels, which could reduce demand for our products, the failure of our products to achieve market acceptance, despite substantial investment by us, our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, bad debt write-offs associated with customer accounts, lack of further orders for our OBX systems, failure of our Quantum products to be adopted by the border and security perimeter market, infringement or failure to protect intellectual property, and any negative impact from our restatement of our financial statements regarding current assets. The occurrence of the events described in these risk factors and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.

Geospace Technologies Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenue:
Products	$12,999	$22,095	$53,885	$60,055
Rental equipment	7,588	1,588	21,863	13,666

Total revenue	20,587	23,683	75,748	73,721

Cost of revenue:
Products	11,963	30,423	52,422	79,548
Rental equipment	3,360	2,946	12,354	14,856

Total cost of revenue	15,323	33,369	64,776	94,404

Gross profit (loss)	5,264	(9,686)	10,972	(20,683)

Operating expenses:
Selling, general and administrative	5,409	5,146	19,874	20,238
Research and development	2,707	3,324	10,832	13,782
Bad debt expense (recovery)	(2,072)	22	1,009	(380)

Total operating expenses	6,044	8,492	31,715	33,640

Loss from operations	(780)	(18,178)	(20,743)	(54,323)

Other income (expense):
Interest expense	(51)	(15)	(336)	(39)
Interest income	284	200	1,083	653
Foreign exchange gains, net	409	62	324	(339)
Other, net	(32)	(16)	(120)	(60)

Total other income, net	610	231	951	215

Loss before income taxes	(170)	(17,947)	(19,792)	(54,108)
Income tax expense (benefit)	37	1,260	(580)	2,683

Net loss	$(207)	$(19,207)	$(19,212)	$(56,791)

Loss per common share:
Basic	$(0.02)	$(1.46)	$(1.45)	$(4.32)

Diluted	$(0.02)	$(1.46)	$(1.45)	$(4.32)

Weighted average common shares outstanding:
Basic	13,270,528	13,148,538	13,250,867	13,134,071

Diluted	13,270,528	13,148,538	13,250,867	13,134,071

Geospace Technologies Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share amounts)

(unaudited)

	AS OF SEPTEMBER 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$11,934	$15,092
Short-term investments	25,471	36,137
Trade accounts receivable, net of allowance of $1,453 and $1,395	14,323	9,435
Financing receivables	4,258	3,055
Income tax receivable	—	273
Inventories	18,812	20,752
Prepaid expenses and other current assets	1,856	1,623

Total current assets	76,654	86,367

Rental equipment, net	39,545	16,462
Property, plant and equipment, net	33,624	37,399
Non-current inventories	31,655	55,935
Goodwill	4,343	—
Other intangible assets	8,006	—
Deferred income tax assets, net	246	259
Non-current financing receivables, net of allowance of $1,849 and $1,020	4,740	8,195
Prepaid income taxes	54	450
Other assets	213	629

Total assets	$199,080	$205,696

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$4,106	$2,599
Accrued expenses and other current liabilities	6,826	6,338
Deferred revenue	3,752	1,568
Income tax payable	51	—

Total current liabilities	14,735	10,505

Contingent earn-out liability	7,713	—
Deferred income tax liabilities	45	37

Total liabilities	22,493	10,542

Commitments and contingencies:

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 13,600,541 and 13,438,316 shares issued and outstanding	136	134
Additional paid-in capital	86,116	83,733
Retained earnings	105,954	125,517
Accumulated other comprehensive loss	(15,619)	(14,230)

Total stockholders’ equity	176,587	195,154

Total liabilities and stockholders’ equity	$199,080	$205,696

Geospace Technologies Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	YEAR ENDED SEPTEMBER 30,
	2018	2017	2016
Cash flows from operating activities:
Net loss	$(19,212)	$(56,791)	$(45,970)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income tax expense (benefit)	(18)	(25)	4,209
Rental equipment depreciation	10,178	12,530	14,523
Property, plant and equipment depreciation	4,040	5,236	5,391
Amortization	194	—	—
Impairment of long-lived assets	573	5,331	1,814
Accretion of discounts on short-term investments	27	60	110
Stock-based compensation expense	2,318	5,732	5,220
Bad debt expense (recovery)	1,009	(380)	763
Inventory obsolescence expense	4,353	21,472	11,212
Gross profit from sale of used rental equipment	(6,809)	(9,054)	(404)
Gain (loss) on disposal of property, plant and equipment	(27)	—	8
Realized loss on short-term investments	11	3	5
Excess tax expense from stock-based compensation	—	—	(1,411)
Effects of changes in operating assets and liabilities:
Trade accounts and financing receivables	(5,090)	7,743	(3,428)
Income tax receivable	270	13,041	4,078
Inventories	(7,824)	2,962	5,193
Prepaid expenses and other current assets	93	680	(523)
Prepaid income taxes	55	2,171	1,475
Accounts payable trade	1,333	477	(1,942)
Accrued expenses and other	1,111	(1,269)	(2,149)
Deferred revenue	3,063	295	11
Income taxes payable	51	(123)	120

Net cash provided by (used in) operating activities	(10,401)	10,091	(1,695)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,721)	(1,177)	(1,867)
Investment in rental equipment	(6,513)	(455)	(502)
Proceeds from the sale of property, plant and equipment	202	—	—
Proceeds from the sale of used rental equipment	9,918	4,884	1,584
Purchases of short-term investments	(17,922)	(19,242)	(25,791)
Proceeds from the sale of short-term investments	28,463	10,532	16,368
Business acquisition, net of acquired cash	(4,352)	—	—
Payments for damages related to insurance claim	(2,353)	—	—
Proceeds from insurance claim	1,749	—	—
Increase in insurance claim receivable	306	—	—

Net cash provided by (used in) investing activities	7,777	(5,458)	(10,208)

Cash flows from financing activities:
Proceeds from exercise of stock options and other	63	50	—

Net cash provided by financing activities	63	50	—

Effect of exchange rate changes on cash	(597)	147	(149)

Increase (decrease) in cash and cash equivalents	(3,158)	4,830	(12,052)
Cash and cash equivalents, beginning of fiscal year	15,092	10,262	22,314

Cash and cash equivalents, end of fiscal year	$11,934	$15,092	$10,262

Geospace Technologies Corporation and Subsidiaries

Summary of Segment Revenue and Operating Loss

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Oil and Gas Markets segment revenue:
Traditional exploration products	$3,296	$4,945	$12,855	$14,756
Wireless exploration products	9,694	11,085	27,254	29,690
Reservoir products	290	421	4,842	2,663

	13,280	16,451	44,951	47,109

Adjacent Markets segment revenue:
Industrial product revenue	4,291	4,167	18,352	14,420
Imaging product revenue	2,583	2,915	11,580	11,607

	6,874	7,082	29,932	26,027

Emerging Markets segment revenue:
Border and perimeter security product revenue	286	—	286	—

Corporate	147	150	579	585

Total revenue	$20,587	$23,683	$75,748	$73,721

	Three Months Ended		Year Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating income (loss):
Oil and Gas Markets segment	$1,482	$(16,321)	$(14,070)	$(46,902)
Adjacent Markets segment	1,504	1,045	5,345	4,153
Emerging Markets segment	(718)	—	(718)	—
Corporate	(3,048)	(2,902)	(11,300)	(11,574)

Total operating loss	$(780)	$(18,178)	$(20,743)	$(54,323)